As filed with the Securities and Exchange Commission on May 24, 2001

                         Registration No. 333- _________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                              SHUFFLE MASTER, INC.
                       (Name of Registrant in its Charter)

           MINNESOTA                        3999                 41-1448495
(State or Other Jurisdiction of      (Primary Standard         (IRS Employer
Incorporation or Organization)   Industrial Classification   Identification No.)
                                        Code Number)

                     --------------------------------------

                             10901 Valley View Road
                          Eden Prairie, Minnesota 55344
                                 (952) 943-1951

   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)

                     --------------------------------------

             Shuffle Master, Inc. 1993 Stock Option Plan, as Amended

                            (Full Title of the Plan)

                     --------------------------------------

                           Thomas G. Barry, Jr., Esq.
                             10901 Valley View Road
                          Eden Prairie, Minnesota 55344
                                 (952) 943-1951

           (Name, Address, and Telephone Number of Agent for Service)

                     --------------------------------------

                                   Copies to:

                             Michael W. Schley, Esq.
                     Larkin, Hoffman, Daly & Lindgren, Ltd.
                             1500 Wells Fargo Plaza
                            7900 Xerxes Avenue South
                          Bloomington, Minnesota 55431
                                 (952) 835-3800

                     --------------------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

   As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offering pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------ --------------------------- ----------------------- --------------------
Title of Each Class of                                                    Proposed Maximum
Securities to be           Amount to be       Proposed Maximum Offering   Aggregate Offering      Amount of
Registered                 Registered (1)(2)  Price Per Share (3)         Price                   Registration Fee
-------------------------- ------------------ --------------------------- ----------------------- --------------------
Common stock ($.01
par value)                     450,000(4)               $32.45                 $14,602,500            $3,650.63
-------------------------- ------------------ --------------------------- ----------------------- --------------------

      (1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for shares of Common Stock, or pursuant to the antidilution provisions of the Shuffle Master, Inc. 1993 Stock Option Plan, as amended (the "Plan").
      (2) The Company has previously filed three Form S-8 Registration Statements registering an aggregate of 1,815,000 shares for issuance upon exercise of options which could be granted pursuant to the Plan and, similarly, registering the same number of shares for resale by affiliates of the Company upon exercise of such options, as follows:
                  a. On December 30, 1994, the Company filed an initial Form S-8 Registration Statement (Commission File No. 33-88124) registering 350,000 shares plus "additional shares that may become issuable . . . pursuant to the antidilution provisions of the [Plan]." As a result of such antidilution provisions, such Registration Statement also registers the following:
                        i. 175,000 shares which became issuable as a result of the Company's 3-for-2 stock split effective July 10, 1995; and
                        ii. 262,500 shares which became issuable as a result of the Company's 3-for-2 stock split effective November 30, 2000.
                  b. On August 6, 1996, the Company filed a second Form S-8 Registration Statement (Commission File No. 333-09623) registering 200,000 additional shares added to the Plan by an amendment to the Plan approved by the Company's shareholders on March 29, 1996 plus "additional shares that may become issuable . . . pursuant to the antidilution provisions of the [Plan]." As a result of such antidilution provisions, such second Registration Statement also registers the following:
                        i. 100,000 shares which became issuable as a result of the Company's 3-for-2 stock split effective November 30, 2000.
                  c. On June 12, 2000, the Company filed a third Form S-8 Registration Statement (Commission File No. 333-39060) registering
                        i. 235,000 additional shares added to the Plan by an amendment to the Plan approved by the Company's shareholders on March 19, 1998;
                        ii. 250,000 additional shares added to the Plan by an amendment to the Plan approved by the Company's shareholders on March 17, 1999; and
                        iii. "additional shares that may become issuable . . . pursuant to the antidilution provisions of the [Plan]." As a result of such antidilution provisions, such third Registration Statement also registers 242,500 shares which became issuable as a result of the Company's 3-for-2 stock split effective November 30, 2000.
      (3) The Plan authorizes the issuance of both incentive stock options under Section 422 of the Internal Revenue Code and nonqualified options. For purposes of calculating the registration fee, it is assumed that all options granted are incentive stock options and accordingly are exercisable at a price equal to 100% of "fair market value" at the date of grant. Fair market value is estimated, solely for the purpose of calculating the registration fee, as the closing price of Shuffle Master, Inc. (the "Company") Common Stock as reported by the Nasdaq National Market on May 18, 2001.
      (4) This fourth Registration Statement relates to 450,000 additional shares added to the Plan by an amendment approved by the Company's shareholders on March 22, 2001 (the "Additional Shares"). Such Additional Shares may become issuable pursuant to options granted or to be granted pursuant to the Plan. Such Additional Shares are being registered for issuance upon exercise of options.

Pursuant to General Instruction E to Form S-8, adopted pursuant to the Securities Act of 1933, as amended, the Registrant hereby incorporates the contents of Registration Statements on Forms S-8, Commission File Nos. 33-88124, 333-09623 and 333-39060, which related to the Shuffle Master, Inc. 1993 Stock Option Plan, as amended (the "Plan"), as previously amended. This Registration Statement is filed to increase the number of options which may be granted and the number of shares which may be issued upon exercise of such options as a result of a March 22, 2001, amendment to the Plan as adopted by the Shareholders of the Company. The Registrant hereby expressly adopts all statements contained in the prior Registration Statements on Forms S-8, Registration Nos. 33-88124, 333-09623 and 333-39060, as its own Registration Statements for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Registrant incorporates by reference into the Registration Statement the documents listed below:

      (a) The Registrant's latest annual report on Form 10-K, or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities Exchange Commission under the Securities Act of 1933.

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

      (c) The description of the Registrant's Common Stock which is contained in a Registration Statement filed by the Registrant under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and to the extent that such Registration Statement includes relevant information incorporated by reference, the Registrant's Registration Statement on Form S-18, Registration No. 33-53994C.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they: (i) have not been indemnified by another organization; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

      Article VI of the Bylaws of the Registrant provides that the Registrant shall exercise, as fully as may be permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable. This Registration Statement relates to the issuance of shares upon the exercise of options by certain option holders. The grants of such options did not constitute "sales" under the Securities Act of 1933, as amended.

ITEM 8. EXHIBITS.

      *3.1    Articles of Incorporation of Shuffle Master, Inc. as amended July
              15, 1992 and June 23, 1995
     **3.2    Bylaws of Shuffle Master, Inc.
     **4.1    Specimen Common Stock Certificate.
    ***4.2    Shareholder Rights Plan, dated June 26, 1998.
       5.1    Opinion of Larkin, Hoffman, Daly & Lindgren, Ltd., as to legality of the securities (included as page II-6).
****  10.1    The Shuffle Master, Inc. 1993 Stock Option Plan.
***** 10.2    September 30, 1995 Amendment to the Shuffle Master, Inc. 1993
              Stock Option Plan.
***** 10.3    December 9, 1995 Amendment to the Shuffle Master, Inc. 1993 Stock
              Option Plan.
***** 10.4    March 29, 1996 Amendment to the Shuffle Master, Inc. 1993 Stock
              Option Plan.

***** 10.5    March 19, 1998 Amendment to the Shuffle Master, Inc. 1993 Stock
              Option Plan.
***** 10.6    October 26, 1998 Amendment to the Shuffle Master, Inc. 1993 Stock
              Option Plan.
***** 10.7    March 17, 1999 Amendment to the Shuffle Master, Inc. 1993 Stock
              Option Plan.
      10.8    March 22, 2001 Amendment to the Shuffle Master, Inc. 1993 Stock
              Option Plan (filed herewith).
      23.1    Consent of Deloitte & Touche LLP (included as page II-8).
      23.2    Consent of Counsel (included in Exhibit 5.1).
      24.1    Power of Attorney (see signature page).

--------------------

* Incorporated by reference to the specified exhibit in the Registrant's Form 10-K for the year ended October 31, 1995.
** Incorporated by reference to the specified exhibit in the Registrant's Registration Statement on Form S-18, Registration No. 33-53994C.
*** Incorporated by reference to the specified exhibit in the Registrant's Report on Form 8K dated June 26, 1998.
**** Incorporated by reference to the specified exhibit in the Registrant's Registration Statement on Form SB-2, Registration No. 33-72224
***** Incorporate by reference to the specified exhibit in the Registrant's Registration Statement on Form S-8, Registration No. 33-39060

ITEM 9. UNDERTAKINGS.

      1. The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sells securities, a post-effective amendment to this Registration Statement:

                  (i) to include any additional or changed material information on the plan of distribution.

            (b) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering.

            (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provision described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on May 21, 2001.

                                       SHUFFLE MASTER, INC.


                                       By  /s/ Joseph J. Lahti
                                           -------------------------------------
                                           Joseph J. Lahti
                                           Its:  Chief Executive Officer

      The officers and directors of Shuffle Master, Inc., whose signatures appear below, hereby constitute and appoint Joseph J. Lahti and Gary W. Griffin, and each of them (with full power to each of them to act alone) their true and lawful attorney-in-fact to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement of Shuffle Master, Inc., and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph J. Lahti           Chairman of the Board, President      May 21, 2001
---------------------------   Chief Executive Officer
Joseph J. Lahti


/s/ Mark L. Yoseloff          President and Director                May 21, 2001
---------------------------
Mark L. Yoseloff


/s/ Gary W. Griffin           Chief Financial Officer, Secretary    May 21, 2001
---------------------------   and Treasurer
Gary W. Griffin


/s/ Gerald W. Koslow          Controller                            May 21, 2001
---------------------------
Gerald W. Koslow


/s/ Thomas J. Sutton          Director                              May 21, 2001
---------------------------
Thomas J. Sutton


/s/ Patrick R. Cruzen         Director                              May 21, 2001
---------------------------
Patrick R. Cruzen


/s/ Howard P. Liszt           Director                              May 18, 2001
---------------------------
Howard P. Liszt


/s/ Ken Robson                Director                              May 21, 2001
---------------------------
Ken Robson